EXHIBIT 99

News Release

Date:	Thursday, February 27, 2003

Contact:	Leon Moore, Chairman, President and CEO Cardinal Bankshares Corporation (540) 745-4191 J. W. Davis, President and CEO MountainBank Financial Corporation (828) 693-7376

Release Date:	For Immediate Release

SHAREHOLDERS OF CARDINAL BANKSHARES CORPORATION VOTE AGAINST

MERGER AGREEMENT WITH MOUNTAINBANK FINANCIAL CORPORATION

FLOYD VA., February 27/ PR Newswire/—Shareholders of Cardinal Bankshares Corporation, Floyd, Virginia (OTC Bulletin Board: CDBK; parent company of Bank of Floyd) at a special shareholders meeting yesterday failed to approve a proposed merger agreement with MountainBank Financial Corporation (OTC Bulletin Board: MBFC; parent company of MountainBank), Hendersonville, North Carolina.

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SOURCE:    Cardinal Bankshares Corporation and MountainBank Financial Corporation

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